Exhibit 10.12

English Translation

Loan(s) Initiation Contract

(In USD)

Type of Loan(s) for Application: Bridge Loan(s)

The Borrower (Party A): GreenChek Technology Inc.

Domicile: 2450-101 California Street, San Francisco, CA, USA 94111

Principal: Lincoln Parke

Tel: (888)775-7579                     Fax: (647)350-6859

The Lender (Party B): Gold Spread Trading Limited

Domicile: 1301 Bank of America Tower, 12 Harcourt Road, Central Hong Kong, SAR, People’s Republic of China

Principal: Li Kwok Chan for Asia Success Holdings Limited

Tel: (852)2115-9878                   Fax: (852)2115-9818

Loan(s) application period is for two years commencing from the date of this contract and retiring on November 27, 2010 whereby Party A may make application to Party B for loan(s) and Party B agrees to grant loan(s) to Party A. In accordance with relevant laws and regulations of Hong Kong, the parties hereby enter into this Loan Initiation Contract after negotiations.

Article 1 Amount(s)

 Party A may apply to borrow up to USD one hundred thousand (in words) from Party B.

Article 2 Purpose(s) of Use

Party A shall use the loan(s) for the purpose of working capital, manufacturing or license fee payments, and shall not use such loan(s) for any other purposes without the written consent of Party B.

Article 3 Loan(s) Application Term and Loan(s) Rate

The loan(s) application term is two years, namely from November 28, 2008 to November 27, 2010.  Loan(s) rate shall be calculated as fixed interest rate, which remains the same during each loan(s) term, and to be determined at such date as when Party A enters into loan(s) agreement with Party B.

Article 4 Loan Initiation Fee

A one-time loan(s) initiation fee of 3,000,000 restricted shares of Party A’s common stock is payable to Party B due upon execution of this Contract.

Article 5 Granting and Drawing of Loan(s)

Preconditions for granting loan(s)

Unless Party B waives in entirety or in part, Party B shall be obligated to grant the loan(s) only if the following preconditions are satisfied consistently:

1. Party A has informed Party B verbally or in writing of its desire to obtain loan(s);

2. No default event or circumstance has occurred on previous loan(s) taken out by Party A from Party B;

3. There are no relevant laws, regulations, rules or competent authorities prohibiting or restricting Party B from granting the loan(s);

Article 6 Rights and Obligations of Party A

 I. Rights of Party A

(1) Party A has the right to request Party B to grant the loan(s) as agreed under this Contract;

(2) Party A has the right to use the loan(s) for purposes provided herein;

(3) Party A has the right to apply to Party B for extension(s) provided that conditions set forth by Party B are satisfied;

(4) Party A has the right to request Party B to keep relevant financial information and trade secrets with respect to manufacturing and operation provided by Party A confidential, unless otherwise required by laws, regulations and rules and competent authorities or otherwise agreed by the parties;

II. Obligations of Party A

(1) Party A shall draw loan(s), repay the principal(s) and interest(s) in full;

(2) Party A shall, as required by Party B, provide to Party B relevant financial and accounting information as well as information about manufacturing and operation conditions, including but not limited to balance sheet and income statement (statement of revenues and expenditures in case of a public institution) as of the end of the previous quarter within the first ten business days of the first month of each quarter, provide statement of cash flow of relevant year at the year-end in a timely manner, and shall be responsible for authenticity, entirety and validity of information provided by Party A and shall not provide false materials or conceal material operational and financial information from Party B;

(3) In the event that Party A changes its registration information such as name, legal representative(s), principal, domicile, business of scope, registered capital or articles of association etc., it shall give written notice with updated information attached to Party B within five business days following such change;

(4) Party A shall use the loan(s) for purposes provided herein and shall not appropriate or use the loan(s) for illegal purposes or transactions not in compliance with regulations; Party A shall cooperate with and allow Party B ’s inspection and supervision of its manufacturing, operation and financial activities as well as the use of the loan(s); Party A shall not move funds, transfer assets or otherwise enter into related party transactions for the purposes of avoidance of liability to Party B; nor shall it obtain bank loans or credits by using phantom contracts with related parties or by pledging or cashing-out unsubstantiated trade receivables or account receivables;

(5) Party A shall comply with relevant national provisions with respect to environmental protection in the event that it uses the loan(s) for production, manufacturing and other factory-related activities;

(6) Party A, without the consent of Party B, shall not provide security for loans of a third party with assets derived from the loan(s) before repayment of principal(s) and interest(s) in full;

Article 7 Rights and Obligations of Party B

I. Party B has the right to request Party A to repay principal(s), interest(s) and charges of loan(s) on time;

II. Party B shall grant loan(s) as agreed hereby, except for delays caused by Party A or due to other causes not attributable to Party B;

III. Party B shall keep relevant financial information, trade secrets with regard to manufacturing and operation provided by Party A confidential, unless otherwise required by laws, regulations, rules and competent authorities or otherwise agreed by the parties;

IV. Party B shall act in good faith and shall not jeopardize legitimate interests of Party A.

Article 8 Dispute Resolution

Any dispute arising from performances hereof may be settled through negotiation. In the event that no agreement is reached through negotiation, such disputes shall be settled by the first of the following:

1.	Filing a lawsuit to the people’s court located in Party B’s domicile;
2.
Submitting such dispute to Arbitration Commission (arbitration to be held in Hong Kong) for arbitration in accordance with its rules then in effect. The arbitration award shall be final and binding upon the parties. During the term of lawsuit or arbitration, provisions in loan(s) agreement that are not involved in the dispute shall be performed by the parties.

Article 9 Representations

I. Party A is fully aware of Party B’s business scope and its authorization.

II. Party A has read all the provisions herein. Per Party A’s request, Party B has clarified relevant provisions herein and Party A fully understands and is aware of the meaning and corresponding legal consequences of provisions herein.

III. Party A’s execution and performance of this Contract are in compliance with provisions of laws, administrative regulations, rules and its articles of association or internal documents, and have been approved by its internal competent department and/or competent governmental authorities.

IV. Conditions precedent to effectiveness: This Contract shall come into effect upon it is signed by the parties or its authorized representative.

V. This Contract shall be signed in five counterparts.

SIGNED, DATED AND DELIVERED as below:

Party A: GreenChek Technology Inc.

Legal representative or authorized representative (signature): /s/ Lincoln Parke __”Signed”__

Date: November 28, 2008

Party B: Gold Spread Trading Limited

Legal representative or authorized representative (signature): /s/ Li Kwok Chan for Asia Success Holdings Limited __”Signed”__

Date: November 28, 2008

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